Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE

NEW YORK 10036-6522

TEL: (212) 735-3000

FAX: (212) 735-2000

www.skadden.com

August 6, 2013

Baidu, Inc.

Baidu Campus

No. 10 Shangdi 10th Street

Haidian District, Beijing 100085

People’s Republic of China

Re:	Baidu, Inc.
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special counsel to Baidu, Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the public offering of $1,000,000,000 aggregate principal amount of the Company’s 3.250% Notes due 2018 (the “Securities”), issuable under the indenture dated as of November 28, 2012 (the “Base Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of August 6, 2013, to the Base Indenture (together with the Base Indenture, the “Indenture”). On July 30, 2013 the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Goldman Sachs (Asia) L.L.C., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined and relied on the following:

(i)	the registration statement on Form F-3 (File No. 333-184757) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2012 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, being hereinafter referred to as the “Registration Statement”);

(ii)	copies of the global certificates evidencing the Securities, signed by facsimile in the form delivered by the Company to the Trustee for authentication and delivery (the “Note Certificates”);

(iii)	an executed copy of the Indenture; and

(iv)	an executed copy of the Underwriting Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York.

The Indenture and the Note Certificates are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d) we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(e) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(f) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(g) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402, and (ii) principles of comity or constitutionality;

(h) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Agreement from a court judgment in another currency;

(i) we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement concerning personal jurisdiction over them, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(j) we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion; and

(k) we call to your attention that under Section 5-1402 of the New York General Obligations Law an action may be maintained by or against a foreign corporation, a non-resident or a foreign state.

In addition, in rendering the foregoing opinions, we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c) each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d) neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities: (i) conflicts or will conflict with the organizational documents of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any of its property is subject or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject; and

(e) neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 6-K, being filed on the date hereof, and incorporated by reference into the Registration Statement. We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement dated July 30, 2013 and filed with the Commission on July 31, 2013. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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